UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

July 19, 2006

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 1.01     Entry into a Material Definitive Agreement

ITEM 2.05 Costs Associated With Exit or Disposal Activities

ITEM 5.02     Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

ITEM 8.01 Other Items

ITEM 9.01     Exhibits

SIGNATURE

Exhibit Index

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01  Entry into a Material Definitive Agreement

Agreement with Robert R. Kampstra. As described in Item 5.02, in connection with Mr. Robert Kampstra’s appointment as the Corporate Controller of Modine Manufacturing Company (the “Company”), on July 19, 2006, the Company and Mr. Kampstra entered into a Change in Control and Termination Agreement dated as of July 19, 2006, the form of which is attached hereto as Exhibit 10.1. In the event of a "Change in Control," as defined in Mr. Kampstra's Change in Control Agreement, at any time during the 24 months after a Change in Control occurs, if Mr. Kampstra is terminated without "Good Cause" or if Mr. Kampstra terminates the agreement for “Good Reason” or for any reason during the thirteenth month following a Change in Control, a 24-month "Severance Period" would be triggered during which Mr. Kampstra would be entitled to receive an amount equal to two times the greater of: (A) the sum of his base salary and target bonus or (B) the sum of his five-year average base salary and five-year average actual bonus, payable in a lump sum within 60 days after the date of termination of employment. In addition, Mr. Kampstra would receive an amount equal to the pro rata portion of the target bonus for the calendar year in which his employment terminated. In the event of Mr. Kampstra’s death, such amounts would be payable to his estate.

In the event of a Change in Control, any stock options or stock awards would immediately vest, or restrictions lapse, as the case may be, on the date of termination. In the event a Change in Control occurs, and if payments made to Mr. Kampstra were subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, Mr. Kampstra would be entitled to receive a lump sum payment, sufficient to cover the full cost of such excise taxes and his federal, state and local income and employment taxes on the additional payment.

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On July 19, 2006, the Board of Directors of the Company approved a recommendation to close the Company’s Richland, South Carolina manufacturing plant and conditionally approved a recommendation to close the Company’s Clinton, Tennessee manufacturing plant. The recommendation with regard to the Clinton, Tennessee facility is conditioned upon the conclusion of decision bargaining with the union at that facility.

The decision to close the Richland, South Carolina plant was communicated to affected employees on July 20, 2006. The closure of the Richland facility is currently expected to be completed by May 2007. On July 20, 2006, the conditional recommendation with regard to the possible closure of the Clinton, Tennessee plant was communicated to affected employees. If decision bargaining results in the recommendation being implemented, the closure of the Clinton facility is expected to be completed by February 2009. These activities are part of the Company’s previously announced ongoing cost reduction initiatives of its Global Repositioning Plan.

In conjunction with the recommendations, the Company currently expects to incur approximately $8 million in pre-tax charges over the closure period, consisting of $2.5 million of employee-related costs (subject to union decision bargaining), $1.5 million of asset related costs and $4 million of other related costs. Cash-related expenditures for these closure actions are expect to be approximately $7 million.

A copy of the press release announcing these items is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Form 8-K contains forward-looking statements as indicated by the use of the words “expects” and “currently expects.” Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended March 31, 2006, including the information in Items 1A and 7 of that report.

ITEM 5.02    Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

Appointment of Thomas A. Burke to Position of Executive Vice President and Chief Operating Officer. On July 19, 2006, the Officer Nomination & Compensation Committee recommended and the Board appointed Thomas A. Burke, 49, to the position of Executive Vice President and Chief Operating Officer.

Mr. Burke joined the Company on May 31, 2005 as Executive Vice President. Mr. Burke joined the Company from Visteon Corporation, a leading supplier of parts and systems to automobile manufacturers, in Dearborn, Michigan, where he held various positions over nine years including Vice President Manufacturing Operations (2002 - May 2005); Vice President, European and South American Operations (2001 - 2002) and Customer Account Director, Ford Account, Europe, South America and India (1999 - 2001). Mr. Burke’s experience also includes 13 years with Ford Motor Company.

On May 31, 2005, Mr. Burke entered into an Employment Agreement and a Change in Control and Termination Agreement with the Company. The Employment Agreement and Change in Control and Termination Agreement were filed as exhibits to the Company’s Current Report on Form 8-K dated May 31, 2005 announcing Mr. Burke’s initial employment with the Company.

The Employment Agreement, which is in substantially the same form as those previously entered into with the Company’s Chief Executive Officer and Chief Financial Officer, provided for an initial base salary of $420,000, and provides Mr. Burke benefits customarily accorded executives of the Company, including participation in the Company’s Management Incentive Plan and the 2002 Incentive Compensation Plan.

The Employment Agreement has a thirty-six month term and automatically and continuously extends for an additional day, unless either party gives written notice of termination to the other party, in which case the term would become a thirty-six month period beginning on the date such notice was received.

The Company is permitted to terminate Mr. Burke's Employment Agreement for "Cause," as that term is defined in the agreement, and Mr. Burke is permitted to terminate the Employment Agreement upon the occurrence of any of the following events: failure to elect or re-elect him to or removal of him from the office he holds; a significant change in the nature or scope of his authority, duties, or reduction in compensation; a breach by the Company of any provision of the Employment Agreement; and the liquidation, dissolution, consolidation, merger or transfer of all or a significant portion of the assets of the Company.

In the event of a termination by the Company other than for Cause or a termination by Mr. Burke as described above, the Company is obligated to remit, as liquidated damages, severance pay to Mr. Burke an amount equal to his "Average Annual Earnings" during the remainder of the term of the Employment Agreement. "Average Annual Earnings" means the arithmetic average of annual salary and bonus payable in the five taxable years preceding the year of termination. Mr. Burke would continue to receive all employee benefits, including 401(k) benefits, during the remainder of the term of the Employment Agreement. In the event of disability, salary continuation would be provided at a level of one hundred percent for the first twelve months and up to sixty percent for the remainder of the term of the Employment Agreement.

The Employment Agreement also subjects Mr. Burke to confidentiality obligations, and contains restrictions on him during the term of the Employment Agreement from taking a management position with or control of a business engaged in the design, development, manufacture, marketing or distribution of products that constituted 5% or more of the sales of the Company or its subsidiaries or affiliates in the year prior to termination of employment (a “Competitor”); soliciting any customer of the business on behalf of a Competitor; or inducing the Company’s employees to terminate employment in order to enter into employment with a Competitor.

In the event of a "Change in Control," as defined in Mr. Burke's Change in Control and Termination Agreement, at any time during the 24 months after a Change in Control occurs, if Mr. Burke is terminated without "Good Cause" or if Mr. Burke terminates the Agreement for Good Reason (as defined in the agreement) or for any reason during the thirteenth month following a Change in Control, a 24-month "Severance Period" would be triggered during which Mr. Burke would be entitled to receive an amount equal to two times the greater of: (A) the sum of his base salary and target bonus or (B) the sum of his five-year average base salary and five-year average actual bonus, payable in a lump sum within 60 days after the date of termination of employment. In addition, Mr. Burke would receive an amount equal to the pro-rata portion of the target bonus for the calendar year in which his employment terminated. In the event of Mr. Burke’s death, such amounts would be payable to his estate.

In addition, in the event of a Change in Control, any stock options or stock awards would immediately vest, or restrictions lapse, as the case may be, on the date of termination. In the event a Change in Control occurs, and if payments made to Mr. Burke were subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, Mr. Burke would be entitled to receive a lump sum payment, sufficient to cover the full cost of such excise taxes and his federal, state and local income and employment taxes on the additional payment.

Appointment of Robert R. Kampstra to Position of Corporate Controller. On July 19, 2006, the Company’s Officer Nomination & Compensation Committee recommended and the Board of Directors appointed Robert R. Kampstra, 32, to the position of Corporate Controller. Mr. Kampstra is the Company’s Principal Accounting Officer. Mr. Kampstra joined the Company in March, 2006, as its Assistant Controller. Mr. Kampstra was formerly the Manager of Financial Reporting and Compliance at School Specialty, Inc. (Nasdaq: SCHS), a leading education company providing supplemental learning products to the pre-K-12 market, in Appleton, Wisconsin from April 2004 to February 2006, and a Audit Manager (January 2002 - April 2004) and Senior Accountant (July 1999 to December 2001) with PricewaterhouseCoopers LLP, an independent registered public accounting firm (“PwC”), in Milwaukee, Wisconsin.

The terms of Mr. Kampstra’s Change in Control and Termination Agreement are discussed in Item 1.01 to this Current Report on Form 8-K and are incorporated herein by reference.

Retirement of R. Steven Bullmore from position of Corporate Controller. R. Steven Bullmore, Corporate Controller from 1989 to July 19, 2006, retired from the Company after 35 years of distinguished service.

A copy of the press release announcing these items is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 19, 2006, the Board of Directors of the Company adopted an amendment to the Company’s Bylaws specifying that the control share voting restrictions contained in the Wisconsin Business Corporation Law (the “WBCL”) do not apply to shares of stock of the Company.

Subject to certain exceptions, the control share voting restrictions contained in Section 180.1150 of the WBCL, which primarily apply to publicly held Wisconsin “resident domestic corporations” such as the Company, limit the voting power of shares held by any person in excess of 20% of the voting power of a corporation to 10% of the full voting power of such excess shares, unless otherwise provided in a corporation’s articles of incorporation. Prior to the adoption of 2005 Wisconsin Act 476, which became effective on June 14, 2006, a vote of the shareholders was required to remove such limitation and restore regular voting power. As amended by Act 476, Section 180.1150 now permits the board of directors of a resident domestic corporation to specify that the “control share” voting restrictions do not apply to the shares of stock of the corporation, which the Board of Directors of the Company has done by amending the Company’s Bylaws to add Section 2.12.

A copy of the amendment to the Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01.    Other Events

On July 19, 2006, the Company’s Board of Directors declared a quarterly dividend. A copy of the Company’s news release relating to that declaration is attached hereto as Exhibit 99.3

ITEM 9.01.    Exhibits

Exhibit 3.1       Amendment to the Bylaws

Exhibit 10.1	Form of Change in Control and Termination Agreement
Exhibit 99.1 Exhibit 99.2 Exhibit 99.3
Press Release dated July 20, 2006 announcing initial steps in Company’s Global Repositioning Plan

Press Release dated July 19, 2006 announcing appointment of Thomas A. Burke to the position of Executive Vice President and Chief Operating Officer and Robert R. Kampstra to the position of Corporate Controller

Press Release dated July 19, 2006 announcing quarterly dividend declaration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ David B. Rayburn
David B. Rayburn President and Chief Executive Officer

By: /s/ Dean R. Zakos
Dean R. Zakos Vice President, General Counsel and Secretary

Date: July 20, 2006

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1 Exhibit 10.1 Exhibit 99.1 Exhibit 99.2 Exhibit 99.3
Amendment to Bylaws

Form of Change in Control and Termination Agreement

Press Release dated July 20, 2006 announcing initial steps in Company’s Global Repositioning Plan

Press Release dated July 19, 2006 announcing appointment of Thomas A. Burke to the position of Chief Operating Officer and Robert R. Kampstra to the position of Controller

Press Release dated July 19, 2006 announcing quarterly dividend declaration